Exhibit 99.1

October 30, 2019
Brickell Biotech Provides Update on Bodor Labs Complaint and Funding Agreement with NovaQuest
NovaQuest temporarily suspended R&D funding payments
Brickell filed a motion to dismiss the complaint filed by Bodor Labs and Nicholas S. Bodor in federal court
Brickell initiated arbitration proceedings against Bodor Labs and Nicholas S. Bodor including a claim for tortious interference
BOULDER, Colo., Oct. 30, 2019 (GLOBE NEWSWIRE) -- Brickell Biotech, Inc. (“Brickell”) (NASDAQ: BBI), a clinical-stage pharmaceutical company, today announced that it has initiated an arbitration proceeding pursuant to Article 9 of the License Agreement previously entered into between Bodor Laboratories, Inc. (“Bodor”), Nicholas S. Bodor and Brickell with the American Arbitration Association (“AAA”) in Florida against Bodor and Nicholas S. Bodor. This arbitration seeks a declaratory judgment that the purported termination of the License Agreement by Bodor and Nicholas S. Bodor was invalid and unenforceable and asserts (i) a claim for breach of the License Agreement against Bodor and Nicholas S. Bodor, in his individual capacity, and (ii) a claim against Bodor and Nicholas S. Bodor for tortious interference with Brickell’s business relations. Brickell has requested expedited treatment of the arbitration proceeding and concurrent mandatory mediation under the AAA rules. Brickell concurrently filed today with the United States District Court for the Southern District of Florida a motion to dismiss the complaint brought against Brickell by Bodor and Nicholas S. Bodor on October 24, 2019.
On October 25, 2019, NovaQuest Co-Investment Fund X, L.P. (“NovaQuest”) provided written notice to Brickell of its determination that a material adverse event occurred as a result of the matter described above. As a result, NovaQuest exercised its right to suspend further development payments under the Funding Agreement. NovaQuest is obligated to resume development payments if the material adverse event is resolved or cured by Brickell to NovaQuest’s reasonable satisfaction by October 25, 2020. If the material adverse event is not resolved or cured to NovaQuest’s reasonable satisfaction by such date, then NovaQuest may, in its sole discretion, terminate any future payment obligation under the Funding Agreement and Brickell may be obligated to make certain payments to NovaQuest.
Additionally, as a result of the matters described above, the timeline for Brickell’s Phase 3 clinical trials in subjects with primary axillary hyperhidrosis in the United States may be impacted. Brickell intends to provide an update on the timeline when there is further clarity.

About Brickell
Brickell is a clinical-stage pharmaceutical company focused on developing innovative and differentiated prescription therapeutics for the treatment of debilitating skin diseases. Brickell’s pipeline consists of potential novel therapeutics for hyperhidrosis, cutaneous T-cell lymphoma, psoriasis, and other prevalent dermatological conditions. Brickell’s executive management team and board of directors bring extensive experience in product development and global commercialization, having served in leadership roles at large global pharmaceutical companies and biotechs that have developed and/or launched successful products, including several that were first-in-class and/or achieved iconic status, such as Cialis®, Taltz®, Gemzar®, Prozac®, Cymbalta® and Juvederm®. Brickell’s strategy is to leverage this experience to in-license, acquire, develop and commercialize innovative products that Brickell believes can be successful in the currently underserved dermatology global marketplace. For more information, visit www.brickellbio.com.
Cautionary Note Regarding Forward-Looking Statements
Any statements made in this press release relating to future financial, business and/or research and clinical performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, the anticipated timing, scope, design and/or results of future clinical trials and prospects for commercializing any of Brickell’s  product candidates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Brickell, may identify forward-looking statements. Brickell cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.
Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained Brickell’s filings with the United States Securities and Exchange Commission (SEC), which are available at www.sec.gov (or at www.brickellbio.com). The forward-looking statements represent the estimates of Brickell as of the date hereof only, and Brickell specifically disclaims any duty or obligation to update forward-looking statements.
Brickell Investor / Media Contact:
Patti Bank
Managing Director, Westwicke
IR@brickellbio.com